UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2016
P10 Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12
Austin, Texas 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 836-6464
Active Power, Inc.
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5— Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2016, Active Power, Inc., a Delaware corporation (the “Company”), completed the sale of substantially all of the assets and operations of the Company (the “Disposition”) to Piller USA, Inc., a Delaware corporation (“Buyer”), a wholly owned subsidiary of Langley Holdings plc, a United Kingdom public limited company (“Langley”), pursuant to an Asset Purchase Agreement, dated as of September 29, 2016 (the “Purchase Agreement”), by and among the Company, Buyer and Langley. Pursuant to the terms of the Purchase Agreement, after the closing of the Disposition, the Company was required to take such action as reasonably may be necessary to discontinue the use of “Active Power” in its corporate name. Effective November 21, 2016, the Company amended its certificate of incorporation, through a merger of a wholly-owned subsidiary into the Company, to change its corporate name to “P10 Industries, Inc.”

The Certificate of Ownership and Merger of P10 Industries, Inc. into the Company is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Ownership and Merger of P10 Industries, Inc. into Active Power, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Active Power, Inc.

By:        /s/James A. Powers
Name:    James A. Powers
Title:    Chief Financial Officer and Vice President of Finance

Dated: November 23, 2016
EXHIBIT INDEX

3.1	Certificate of Ownership and Merger of P10 Industries, Inc. into Active Power, Inc.

1